Exhibit 10.22

ADHEREX TECHNOLOGIES INC.

Success-Based Incentive Program

(adopted December 10, 2008)

Recognizing the importance of aligning the interests of the executive team of Adherex Technologies Inc. (the “Company”) with those of the Company’s shareholders, and cognizant that the erosion of the Company’s share price has rendered other incentive programs, including the options held by the Company’s executive officers, essentially worthless, a success-based cash bonus will be awarded on the completion of each successful Partnering Transaction or M&A Transaction (as defined below), subject to the terms and conditions of this Program. This alignment is considered critical to achieving the maximal results for the shareholders in the event of a partnering or merger transaction for the Company.

The following executive officers will be paid a success-based cash bonus for the conclusion of each Partnering Transaction or M&A Transaction. The success-based cash bonus is set at the established fractional percentage of the Transaction Value set out below for each individual executive.

Success-Based Cash Bonus	William Peters	Robin Norris	Jim Klein	Scott Murray
Transaction Value fraction	5%	1%	1%	1%

The amount of any success-based cash bonus will be offset, dollar for dollar, with the value of any stock option held by the executive officer that is “in the money” at the time of payment of the bonus or when cashed out or exercised, if earlier.

No bonus will be paid under this program unless a definitive agreement for an M&A Transaction or a Partnering Transaction is executed by July 31, 2009. To be eligible for a bonus, the executive must be an employee of the Company at the time the Transaction is completed.

For purposes of this Program, “M&A Transaction” means, whether in one or a series of transactions, (i) a sale, transfer or other disposition, directly or indirectly, of all or substantially all of the Company’s business, assets, or securities to a third party, whether by way of an asset sale, merger consolidation or other similar transaction, tender or exchange offer, negotiated purchase, leveraged buyout, privatization, or other extraordinary corporate transaction, or (ii) the acquisition by the Company, directly or indirectly, of all or substantially all of a third party’s business, assets or securities, whether by way of an asset sale, merger, consolidation or other similar transaction, tender or exchange offer, negotiated purchase, privatization, leveraged buyout, or other extraordinary corporate transaction.

For purposes of this Program, “Partnering Transaction” means, whether in one or a series of transactions, a license, acquisition, strategic alliance, joint technology development or joint product development arrangement, distribution agreement, or other partnering transaction or agreement between the Company and any third party that involves the right of such third party to commercially exploit all or a portion of the Company’s technology or any other proprietary rights or that involves the right of the Company to commercially exploit all or a portion of such third party’s proprietary rights.

An M&A Transaction and a Partnering Transaction are referred to collectively herein as a “Transaction.”

For purposes of this Program, Transaction Value includes cash, equity securities, the fair market value of revolving credit facilities, straight and convertible debt instruments or other obligations, and any other form of payment or assumption of obligations made to or by the Company or its security holders in connection with a Transaction. Any of the consideration to be received or paid by the Company or its security holders in connection with a Transaction that is contingent upon future events will be calculated for purposes of the success-based cash bonus upon the receipt or payment of such contingent consideration, provided that any amounts held in escrow will be deemed to have been paid at the closing of a Transaction. For purposes of computing the Transaction Value: (a) equity securities that are traded on a national securities exchange or quoted on the Nasdaq will be valued at the average of the last closing prices thereof for the 10 trading days prior to the closing of the Transaction; (b) equity securities that are traded over the counter will be valued at the average of the mean between the latest bid and asked prices for the 10 trading days prior to such date; and (c) any other unmarketable equity securities or interests or non-cash forms of consideration will be assumed to have a value equal to their fair market value at the time of the closing of the Transaction, as determined in good faith by the Board of Directors of the Company. In addition, if a Transaction: (a) takes the form of a Partnering Transaction, the Transaction Value will include, without limitation, (i) the amount of any investment made in or by the Company, and (ii) and research and/or development fees paid to or by the Company, but excluding sales milestones and royalties; (b) takes the form of a sale of assets or an assumption of liabilities, the Transaction Value will be deemed to include the aggregate principal amount of any indebtedness for money borrowed, including pension liabilities and guarantees assumed by the acquirer in connection with the Transaction; (c) (other than a sale or exchange of the capital stock of the Company) is structured in such a way so as to provide for the transfer of all or substantially all of the operating assets of the Company and the retention of other assets, including, but not limited to, cash, cash equivalents, investments, inventories and receivables, such retained assets will nevertheless be deemed to be part of the Transaction Value in connection with the Transaction as follows: (i) with respect to investments, in an amount equal to the market value of such investments; (ii) with respect to inventories and receivables, in an amount equal to the book value thereof; and (iii) with respect to any other assets, in an amount as determined in good faith by the Board of Directors of the Company; (d) takes the form of a recapitalization, restructuring, spin-off, split-off or similar transactions or is otherwise structured in such a way so as to provide for the retention by security holders of the Company of all or part of their equity securities, Transaction Value will include the fair market value of (i) the equity securities of the Company retained by the Company’s security holders following such Transaction and (ii) any securities received by the Company’s security holders in exchange for or in respect of securities of the Company following such Transaction (all securities received by such security holders being deemed to have been paid to such security holders in such Transaction).